                                                                  EXHIBIT 3.1.49

                             ARTICLES OF CONVERSION
                                       OF
                           SANMINA CABLE SYSTEMS, INC.

         Pursuant to the provisions of article 5.17 of the Texas Business Corporation Act and section 6132b-9.05 of the Texas Revised Partnership Act, the undersigned converting entity certifies the following Articles of Conversion adopted for the purpose of effecting a conversion in accordance with the provisions of the Texas Business Corporation Act and the Texas Revised Limited Partnership Act.

         1. A plan of conversion was approved and adopted in accordance with the provisions of article 5.03 of the Texas Business Corporation Act providing for the conversion of Sanmina Cable Systems, Inc., a corporation incorporated under the Texas Business Corporation Act, to Sanmina Texas, L.P., a Texas limited partnership.

         2. An executed plan of conversion is on file at the principal place of business of the converting entity at 1201 West Crosby Road, Carrollton, Texas 75006 and, from and after the conversion, an executed plan of conversion will be on file at the principal place of business of the converted entity at 1201 West Crosby Road, Carrollton, Texas 75006.

         3. A copy of the plan of conversion will be furnished by the converting entity (prior to the conversion) or by the converted entity (after the conversion) on written request and without cost to any shareholder or member of the converting entity or the converted entity.

         4. The approval of the plan of conversion was duly authorized by all action required by the laws under which Sanmina Cable Systems, Inc. is incorporated and by its constituent documents. The number of outstanding shares entitled to vote is 7,935.

         5. The number of shares voted for and against the plan of conversion, respectively, are as follows:

Total Voted For               Total Voted Against
---------------               -------------------
     7,935                            -0-

         6. Two copies of the Certificate of Limited Partnership of Sanmina Texas, L.P. which is to be created pursuant to the plan of conversion are being filed with the Secretary of State with the Articles of Conversion. A copy of the Certificate of Limited Partnership of Sanmina Texas, L.P. is attached as an exhibit to these Articles of Conversion.

         7. Sanmina Texas, L.P. will be responsible for the payment of all fees and franchise taxes for which the Sanmina Cable Systems, Inc. is liable, and further, Sanmina Texas, L.P. will be obligated to pay such fees and franchise taxes if the same are not timely paid.

         8. The conversion will become effective on January 1, 2000 at 12:01 a.m. in accordance with the provisions of article 10.03 of the Texas Business Corporation Act and section 2.12 of the Texas Revised Limited Partnership Act.

Dated:____________________                 SANMINA CABLE SYSTEMS, INC.

                                           By: /s/  Daniel Vick
                                               --------------------------------
                                               Name: Daniel Vick, President

[THE STATE OF TEXAS SEAL]

                        OFFICE OF THE SECRETARY OF STATE

                        CORPORATIONS SECTION

                        P.O. BOX 13697

                        AUSTIN, TEXAS 78711-3697

                       CERTIFICATE OF LIMITED PARTNERSHIP

1.       The name of the limited partnership is: Sanmina Texas, L.P.

2. The street address of its proposed registered agent in Texas is (a P.O. Box is not sufficient): 811 Dallas Ave.,, Houston, TX 77002;

         And the name of its proposed registered agent in Texas at such address is: CT Corporation System.

3. The address of the principal office in the United States where records of the partnership are to be kept or made available is: 2700 N. First Street, San Jose, CA 95134.

4. The name, the mailing address and the street address of the business or residence of each general partner are as follows:

                                      MAILING ADDRESS                        STREET ADDRESS
        NAME                  (INCLUDE CITY, STATE, ZIP CODE)         (INCLUDE CITY, STATE, ZIP CODE)
-----------------------------------------------------------------------------------------------------
Sanmina General, L.L.C.             C/o Sanmina Corporation                       [Same]
                                    2700 North First St.
                                    San Jose, CA   95134

5. The partnership is being created pursuant to that certain Plan of Conversion dated as of January 1, 2000, for Sanmina Cable Systems, Inc., a Texas corporation.

6.       Information regarding the prior form of organization, is as follows:

                  (a)      Name:    Sanmina Cable Systems, Inc.

                  (b)      Address: 1201 West Crosby Road
                                    Carrollton, TX 75006

                  (c) Prior form of organization: Texas business corporation

                  (d)      Date of incorporation: April 15, 1986

                  (e)      Jurisdiction: Texas.

                                     Sanmina General, L.L.C.

                                     By: /s/ Elizabeth Jordan
                                         --------------------------------------
                                         Elizabeth Jordan, Authorized Person

                                      -2-